Exhibit 10.28

VOTING AGREEMENT

THIS VOTING AGREEMENT (“Agreement”) is made and entered into effective as of January 15, 2014 (the “Effective Date”), by and among XG Sciences, Inc., a Michigan corporation (the “Company”), certain holders of the Company’s outstanding stock (the ’’Shareholders”), and SVIC No. 15 New Technology Business Investment L.L.P. (“Samsung”). The Company, the Shareholders, and Samsung are individually referred to as a “Party,” and are collectively referred to as the “Parties.”

RECITALS

WHEREAS, The Company and the Shareholders entered into that certain Shareholder Agreement dated March 18, 2013 (the “Shareholder Agreement”), which among other things provides for the designation of certain directors to the board of directors of the Company (the “Board”);

WHEREAS, concurrently with the execution of this Agreement, the Company and Samsung are entering into a transaction whereby Samsung is purchasing a secured convertible promissory note from the Company.

WHEREAS, notwithstanding anything in the Shareholder Agreement, the purchase agreement that memorializes that transaction requires that the Company use its best efforts to cause Shareholders owning a majority of the Company’s voting securities to enter into this Agreement, pursuant to which Samsung is provided a right to designate a member of the Board.

AGREEMENT

NOW, THEREFORE, in consideration of the recitals and the mutual promises contained in this Agreement, the Parties agree as follows:

1.           Definitions. Capitalized terms that are used in this Agreement but that are not otherwise defined have the following meanings:

1.1           “Common Stock” means shares of the Company’s common stock and shares of common stock issued or issuable upon conversion of the Series A Stock, convertible debt of the Company, or convertible equity securities of the Company or the exercise of warrants, options, or other securities or rights of any kind convertible into or exchangeable for Common Stock issued by the Company.

1.2           “Full Conversion” means the deemed conversion of any outstanding convertible debt into Series A Stock and then into Common Stock, the deemed conversion of any outstanding Series A Stock into Common Stock, and the deemed conversion of all other outstanding convertible equity securities of the Company into Common Stock.

1.3           “Series A Stock” means the Series A Convertible Preferred Stock issued by the Company.

2.	Voting Agreement.

2.1           Samsung Director. For so long as Samsung owns 10% or more of the aggregate outstanding Common Stock (assuming Full Conversion, but excluding any shares of Common Stock issuable upon exercise of any warrants held by Samsung) (the “Minimum Ownership Requirement”), each Shareholder agrees to vote all of the Shareholder’s voting securities in the Company (including Common Stock and Series A Stock), whether now owned or hereafter acquired (together the “Shares”), from time to time in whatever manner is necessary to ensure that at each annual or special meeting of the shareholders of the Company at which an election of directors is held or pursuant to any written consent of the shareholders of the Company, one person nominated by Samsung is elected to the Company’s Board as a director (the “Samsung Director”). The Samsung Director shall be reasonably acceptable to the other directors of the Company. If Samsung nominates a person who is not reasonably acceptable to the other directors of the Company, then Samsung shall withdraw the nomination or appoint and consult with the other directors of the Company to select a new nominee or appointee who is reasonably acceptable to the remaining directors. As a condition to election to the Board, the Samsung Director shall sign a non-competition and non-disclosure agreement in such form as is reasonably acceptable to the Company. The Samsung Director shall be automatically recused from discussions by the Company’s Board that relate to customers or potential customers of the Company that are in competition with Samsung or any projects relating to such competitive customers.

2.2           Removal of Board Members; Vacancies. For so long as the Minimum Ownership Requirement is met, each Shareholder agrees to vote all of such Shareholder’s Shares from time to time and at all times in whatever manner as shall be necessary to ensure that: (i) the Samsung Director may not be removed from office without the consent of Samsung; and (ii) any vacancy created by the resignation, removal, or death of the Samsung Director is filled pursuant to the provisions of Section 2.1.

2.3           Written Consents. Each of the Shareholders agrees to execute and deliver any written consent that is required to effectuate its obligations under this Section 2.

3.          Term. The rights granted to Samsung under this Agreement are effective from the Effective Date until, and will terminate upon, the first to occur of: (i) the date on which the Minimum Ownership Requirement is no longer satisfied, (ii) the date on which the Shareholder Agreement is terminated for any reason, or (iii) the date that Samsung agrees in writing to terminate this Agreement.

4.          Specific Enforcement. Each Party acknowledges and agrees that it will be irreparably damaged if any of the provisions of this Agreement are not performed by the Parties in accordance with their specific terms. Accordingly, it is agreed that each of the Company, Samsung, and the Shareholders shall be entitled to specific enforcement of this Agreement in any action instituted in any court of the United States or any state having subject matter jurisdiction, in addition to any other remedy to which the Parties may be entitled at law or in equity.

5.	Miscellaneous.

5.1	Transfers, Successors and Assigns.

(a)          Samsung and its assignees may not assign their benefits under this Agreement without the written consent of the Company; provided that Samsung may assign its benefits under this Agreement to an affiliate. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the Parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the Parties or their respective successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(b)          Each transferee or assignee of the Shares subject to this Agreement shall continue to be subject to the terms hereof, and, as a condition to the Company’s recognizing such transfer, each transferee or assignee shall agree in writing to be subject to each of the terms of this Agreement by executing and delivering an Adoption Agreement substantially in the form attached hereto as Appendix 1. Upon the execution and delivery of an Adoption Agreement by any transferee, the transferee shall be deemed to be a Party hereto as if the transferee’s signature appeared on the signature page of this Agreement. The Company shall not permit the transfer of the Shares subject to this Agreement on its books or issue a new certificate representing any such Shares unless and until the transferee has complied with the terms of this Section 5.1. Each certificate representing the Shares subject to this Agreement if issued on or after the date of this Agreement shall be endorsed by the Company with the legend set forth in Section 5.8.

5.2           Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of Michigan, without regard to its principles of conflicts of laws.

5.3           Counterparts, Signatures. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A facsimile signature or signature by electronic transmission shall bind the signatory in the same way that an original signature would bind the signatory.

5.4           Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

5.5           Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the Party to be notified; (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day; (c) five business days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective Parties at their address on file with the Company or to such email address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 5.5.

5.6           Amendment. This Agreement may be amended or modified only by a written instrument executed the Parties.

5.7           Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

5.8           Legend on Share Certificates. Each certificate representing any Shares shall be endorsed by the Company with a legend reading substantially as follows:

THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO A VOTING AGREEMENT (A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE COMPANY) AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF THAT VOTING AGREEMENT.

5.9           Execution by the Company. The Company and the Shareholders agree that they will cause the certificates evidencing the Shares to bear the legend required by Section 5.8 of this Agreement, and it shall supply, free of charge, a copy of this Agreement to any holder of a certificate evidencing Shares. The Parties to this Agreement do hereby agree that the failure to cause the certificates evidencing the Shares to bear the legend required by Section 5.8 herein and the failure of the Company to supply, free of charge, a copy of this Agreement as provided under this Section 5.9 shall not affect the validity or enforcement of this Agreement.

5.10         Stock Splits, Stock Dividends, Etc. In the event of any issuance of Shares of the Company’s voting securities hereafter to any of the Shareholders (including, without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization, or the like), such Shares shall become subject to this Agreement and shall be endorsed with the legend set forth in Section 5.8.

5.11         Manner of Voting: Grant of Proxy. The voting of Shares pursuant to this Agreement may be effected in person, by proxy, by written consent or in any other manner permitted by applicable law. Each Shareholder agrees to vote his Shares as may be necessary or appropriate to effectuate this Agreement and to the extent a Shareholder fails to vote his Shares as required by this Agreement he shall be deemed to have voted his Shares as so required.

5.12         Interpretation. When permitted by the context, each pronoun used in this Agreement shall include the same pronoun in other numbers or another gender, and each noun used in this Agreement includes the same noun in other numbers. As used in this Agreement, the words “include” and “including” and their variants shall not be deemed to be terms of limitation but shall instead be deemed to be followed by the words “without limitation.” Except as otherwise indicated in the context, all references in this Agreement to “Sections”, “Schedules” and “Exhibits” are intended to refer to Sections, Schedules and Exhibits of this Agreement.

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[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, the Parties have executed this Voting Agreement effective as of the Effective Date.

COMPANY:

XG SCIENCES, INC.

By:	/s/ Michael R. Knox
Michael R. Knox, President

SAMSUNG:

SVIC NO. 15 NEW TECHNOLOGY BUSINESS INVESTMENT L.L.P.

By:	Samsung Venture Investment Corporation, its Partner

By:	/s/ SEONJONG LEE
Name:	SEONJONG LEE
Title:	C.E.O

SHAREHOLDERS:

SEE ATTACHED SIGNATURE PAGES

[Shareholder Signature Page to Voting Agreement]

IN WITNESS WHEREOF, the Shareholder below has executed this Voting Agreement effective as of the Effective Date.

SHAREHOLDER:

Name of Shareholder:	MICHAEL R. KNOX

Name and Title of Authorized Signatory:

Signature:	/s/ MICHAEL R. KNOX

APPENDIX 1

ADOPTION AGREEMENT

This ADOPTION AGREEMENT (this “Adoption Agreement”) is entered into effective as of _______________________ among XG Sciences, Inc., a Michigan corporation (the “Company”); and ____________________ (the “Adopting Shareholder”) pursuant to the terms of the Voting Agreement dated as of January 15, 2014 among the Company, SVIC No. 15 New Technology Business Investment L.L.P., and certain Shareholders of the Company (the “Voting Agreement”). Capitalized terms used but not defined in this Adoption Agreement shall have the meanings given to them in the Voting Agreement.

1.          Acknowledgement. The Adopting Shareholder acknowledges that the Adopting Shareholder is acquiring the following equity securities of the Company (the “Shares”): _________________________________________________, which Shares are subject to the terms and conditions of the Voting Agreement.

2.          Agreement. The Adopting Shareholder (i) agrees that the Shares acquired by the Adopting Shareholder are bound by and subject to the terms of the Voting Agreement, (ii) that the Adopting Shareholder hereby agrees to become a party to the Voting Agreement as a Shareholder and as such shall be, and the Shares shall be, bound by and subject to the terms of the Voting Agreement, and (iii) hereby adopts the Voting Agreement with the same force and effect as if Adopting Shareholder were originally a Shareholder party thereto.

ADOPTING SHAREHOLDER:

COMPANY:

XG Sciences, INC.

By:

______________, Chief Executive Officer